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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 AUGUST 20, 1999


                               THE GOOD GUYS, INC.


              EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER


  Delaware                           0-14134                     94-2366177
(State or other                 (Commission File               (IRS Employer
 jurisdiction of                     Number)                 Identification No.)
incorporation)


             7000 Marina Boulevard, Brisbane, California 94005-1830
               (Address of principal executive offices) (Zip Code)


       (Registrant's telephone number, including area code): 415/615-6000








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Item 5.

On August 20, 1999, the Registrant announced the completion of a private placement of its securities, pursuant to which investors purchased 3.25 million restricted shares of the Company's common stock at a price of $5.00 per share and received warrants exercisable for three years to purchase 1.625 million additional shares of common stock at a price of $6.125 a share. Net proceeds to the Company from the offering will be approximately $15,350,000, after fees payable to Morgan Keegan & Co., Inc., the placement agent, and other costs of the offering; Morgan Keegan & Co., Inc. also received for its services a warrant exercisable for three years to purchase 160,000 shares of the Company's common stock at a price of $6.125 per share.

Item 7.  Financial Statements and Exhibits.
(a)  Exhibits

     10.18 Stock Purchase Agreement, dated as of August 19, 1999, together with the forms of Warrant to Purchase Shares of Common Stock and Registration Rights Agreement executed in connection with private placement.

(a)  99.2   Press Release, dated August  20, 1999



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        THE GOOD GUYS, INC




                                        By:  /s/ VANCE R. SCHRAM
                                            --------------------------------
                                            VANCE R. SCHRAM
                                            Name:  Vance R. Schram
                                            Title:  Controller and Secretary

















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                                 EXHIBIT INDEX

Exhibit No.                              Description
-----------                              -----------
10.18          Stock Purchase Agreement, dated as of August 19, 1999, together with attached forms of Warrant to Purchase Share of Common Stock and Registration Rights Agreement executed in connection with private placement.

(a)  99.2      Press Release, dated August  20, 1999